EXHIBIT 99.1

HOLD FOR RELEASE UNTIL 4:01 pm ET, Monday August 15, 2022

Zomedica Announces Second Quarter 2022 Financial Results of $4.2 Million

of Revenue; 71% Gross Margin & $186.8 Million in Cash

Revenue up 51% from 2021 Combined Revenues

ANN ARBOR, Michigan, August 15, 2022 (ACCESSWIRE) – Zomedica Corp. (NYSE American:ZOM) (“Zomedica” or “Company, a veterinary health company offering point-of-care diagnostics and therapeutic products for companion animals, reported consolidated financial results for the three and six month periods ended June 30, 2022. Amounts are presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Larry Heaton, Zomedica’s Chief Executive Officer, commented: “The second quarter of 2022 was an exciting one for Zomedica as we both grew revenue organically and also executed on our acquisition strategy. We were pleased with our revenue growth to $4.2 million which reflects a  51% increase on a pro-forma basis, over the combined revenue of Zomedica and PulseVet as a standalone company of $2.8 million in the second quarter of last year.

“Sales of PulseVet products continued to grow during the most recent quarter, reflecting a 48% increase over the previous year’s second quarter sales by PulseVet as a standalone company. Twenty-two systems were sold for use with small animals during the quarter, a twentyfold increase over PulseVet’s second quarter 2021 small animal sales as a standalone company. As we further expand our field sales organization, we look forward to the continued growth of this segment.

“During the second quarter we also continued to build the installed base of our TRUFORMA® diagnostic platform through our ‘Customer Appreciation Program’, under which we provide veterinarians with an instrument at no cost to them in exchange for a commitment to utilize our assays. We are preparing to launch the Free T4 assay in the second half of 2022, completing our thyroid disease panel, and we continue to work with our development partner to produce assays for non-infectious GI disease for launch in 2023. To drive customer education and interest, our marketing team continues to sponsor presentations by luminaries in the field introducing new assays at veterinarian conferences throughout 2022.

“We’re very pleased that we were able to bring to fruition several of our M&A initiatives. During the second quarter we closed on our $1 million investment in Structured Monitoring Products (SMP), the maker of the VetGuardianTM wireless pet monitoring system. We have begun collaborating with SMP on completion of product development and integration with the myZomedica portal with an eye towards Zomedica beginning commercialization in early 2023.

“Following the quarter, we closed on the purchase of the assets of Revo2’s imaging products and Assisi Animal Health’s Assisi LOOP® and Calmer Canine product lines. These acquisitions add to the Zomedica portfolio of products that improve the quality of care of the animals being treated and the satisfaction of their owners in addition to significantly improving the workflow, cashflow and profitability of veterinarian practices.

“The Revo2 MicroView® is the first and only digital microscopy platform that provides fully automated slide preparation, designed to dramatically improve veterinarian practice workflow as well as to reduce the number of unreadable images due to faulty slide preparation. The combined Revo2/Zomedica team is further enhancing the product and integrating it with the myZomedica portal with a plan to launch in the first half of 2023.

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“The Assisi LOOP® and Calmer Canine products previously sold by Assisi Animal Health are now offered by Zomedica through various channels, including directly to veterinarians through animal health distributors, through Zomedica’s websites (https://assisianimalhealth.com), and online retailers such as Amazon.com and Walmart.com.

“As we grow revenue from our existing products and integrate the recent acquisitions, we also continue to evaluate strategic business development and M&A options in the large and growing animal health sector to identify potential new opportunities.”

Second Quarter 2022 Financial Highlights

-	Total revenue for the second quarter 2022 was $4.2 million, compared to $16,000 in the second quarter of 2021. Gross margin was 71%.

-	Total revenues of $4.2 million were up 51% over the combined revenues of Zomedica and PulseVet as a standalone company in the second quarter of 2021 of $2.8 million.

-	TRUFORMA® product revenue was $92,000 in the second quarter of 2022, an increase of 486% over second quarter 2021 revenue of $16,000.

-	PulseVet® revenue was $4.2 million in the second quarter 2022, an increase of 48% over its second quarter 2021 revenue of $2.8 million as a standalone company.

-	PulseVet unit sales to Small Animal Veterinarians totaled 22, a twenty-fold increase over its second quarter 2021 Small Animal Veterinarian sales as a standalone company, of 1 unit.

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Zomedica ended the quarter with cash and cash equivalents of $186.8 million, reflecting use of $5.5 million of cash during the quarter, including its purchase of a $1 million convertible note from Structured Medical Products, makers of the VetGuardian product.

Summary Second Quarter 2022 Results

Zomedica reported a net loss for the three months ended June 30, 2022, of $5.3 million, or $.005 per share, compared to a net loss of $4.7 million, or $0.005 per share, for the three months ended June 30, 2021, an increase in losses of approximately $0.6 million, or 14%.

Zomedica reported a net loss for the six months ended June 30, 2022, of $ $9.2 million, or $0.009 per share, compared to a net loss of $8.7 million, or $0.044 per share, after adjustments for equity charges for the six months ended June 30, 2021, an increase in losses of approximately $0.5 million, or 6%.

Revenue for the three months ended June 30, 2022, was $4.2 million, compared to $16,000 for the three months ended June 30, 2021, an increase of $4.2 million or 26,438%.

The increase was primarily due to the inclusion of our PulseVet platform which had revenues of $4.2 million consisting of instruments, trodes, and warranty services sold worldwide. Revenues from sales of cartridges from our TRUFORMA platform were $92,000 compared to $16,000, an increase of $76,000 or 475%.

Revenue for the six months ended June 30, 2022, was $8.0 million compared to $30,000 for the six months ended June 30, 2021, an increase of $8.0 million or 26,557%. The increase was primarily due to the inclusion of our PulseVet platform which had revenues of $7.8 million, consisting of instruments, trodes, and warranty services sold worldwide. Revenues from sales of cartridges from our TRUFORMA® platform were $148,000 compared to $30,000, an increase of $118,000 or 393%.

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We launched our TRUFORMA platform in March 2021 and acquired PulseVet in October 2021. In general, we expect revenue to increase in subsequent periods as we increase our sales and marketing of the PulseVet platform and as additional assays are added to our TRUFORMA platform.

Cost of revenue for the three months ended June 30, 2022, was $1.2 million compared to $36,000 for the three months ended June 30, 2021, an increase of $1.1 million or 3,261%. Cost of revenue primarily resulted from costs associated with sales of our PulseVet platform which totaled $1.1 million, as well as $75,000 from costs associated with sales of our TRUFORMA platform.

Cost of revenue for the six months ended June 30, 2022, was $2.2 million compared to $42,000 for the six months ended June 30, 2021, an increase of $2.1 million or 5,136%. Cost of revenue primarily resulted from costs associated with sales of our PulseVet platform which totaled $2.1 million as well as $120,000 from costs associated with sales of our TRUFORMA platform.

We anticipate that costs of revenue will increase in 2022 in accordance with the increased revenue as described above.

Research and development expense for the three months ended June 30, 2022, was $319,000 compared to $271,000 for the three months ended June 30, 2021, an increase of $48,000 or 18%. The increase was primarily driven by an increase in contracted expenses for research fees and trials as we continue to develop and test our next generation of TRUFORMA assays.

Research and development expense for the six months ended June 30, 2022, was $670,000 compared to $684,000 for the six months ended June 30, 2021, a decrease of $14,000 or 2%. The decrease was the result of a reduction in research and development activity associated with TRUFORMA as we completed development of the instrument and three of the first five assays and began commercialization in March of 2021.

Selling, general, and administrative expense for the three months ended June 30, 2022, was $8.6 million compared to $5.0 million for the three months ended June 30, 2021, an increase of $3.5 million or 71%. The increase was primarily driven by salaries and stock option expense associated with increased hiring campaigns and the inclusion of PulseVet headcount, PulseVet acquisition related intangible amortization, and an increase in consultant fees for market development and research and specific accounting and internal control work.

Selling, general, and administrative expense for the six months ended June 30, 2022, was $15.3 million compared to $8.5 million for the six months ended June 30, 2021, an increase of $6.8 million or 80%. The increase was primarily driven by salaries and stock option expense associated with increased hiring campaigns and the inclusion of PulseVet headcount, PulseVet acquisition related intangible amortization, increases in office expense, travel and tradeshow attendance/sponsorships associated with a lifting of COVID restrictions, our TRUFORMA launch, and marketing of our new line of PulseVet products.

Liquidity and Outstanding Share Capital

Zomedica had cash and cash equivalents of $186.8 million as of June 30, 2021, compared to $276.2 million as of June 30, 2021. The decrease in cash is mainly a result of the cash flows from financing activities, partially offset by cash flows used in operating and investing activities as discussed below.

As of June 30, 2022, Zomedica had shareholders’ equity of $266.2 million.

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Net cash used in operating activities for the six months ended June 30, 2022, was $6.5 million compared to $4.4 million for the six months ended June 30, 2021, an increase in cash used of $2.1 million, or 49%. The increase in cash used in operations primarily resulted from the increase in our operating loss. In addition, cash used in operations during the six months ended June 30, 2022, included increased salary expenses and inventory purchases, offset in part by an increase in non-cash expenses including stock-based compensation expense and depreciation and amortization.

Net cash used in investing activities for the six months ended June 30, 2022, was $1.6 million, compared to $142,000 for the six months ended June 30, 2021, an increase of $1.5 million, or 1,057%. Cash used in investing activities during the six months ended June 30, 2022, included a note receivable of $1 million and expenditures to improve our ecommerce, internal sales, and accounting programs as well as for leasehold improvements.

Net cash provided by financing activities for the six months ended June 30, 2022, was $0, compared to $218.7 million for the six months ended June 30, 2021, a 100% decrease. Cash from financing activities in 2021 primarily resulted from proceeds from the February 2021 public offering of our common shares, partially offset by stock issuance costs.

As of June 30, 2022, Zomedica had an unlimited number of authorized common shares with 979,899,668 common shares issued and outstanding. As of August 15, 2022, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.zomedica.com.

For additional information regarding our products, please click on the Products tab at the top of the home page on the Zomedica website (www.zomedica.com).

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for dogs and cats by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.zomedica.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions  with respect to American economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

PCG Advisory

Kirin Smith, President

ksmith@pcgadvisory.com

+1 646.823.8656

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